AGREEMENT

          This AGREEMENT (this "Agreement") is made as of October 16, 1997 by and between THE AEGIS CONSUMER
FUNDING GROUP, INC. (the "Company"), III FINANCE
LTD. ("III") and THE HIGH RISK OPPORTUNITIES HUB
FUND LTD. ("Hub," and along with III the "Purchasers").
Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture (as defined below).

          WHEREAS, Aegis Auto Finance, Inc. ("AAF") and Norwest Bank Minnesota, National Association, as trustee, have heretofore entered into an Indenture, dated as of April 30, 1997 (the "Indenture"), in connection with $21,333,333 principal amount at maturity of AAF's 12% Exchangeable Subordinated
Notes due April 30, 2004 (the "Notes");

          WHEREAS, the Purchasers purchased the Notes pursuant to a Note Purchase Agreement dated as of April 30, 1997 by and among AAF, the Company and the Purchasers and are the sole holders of the Notes;

          WHEREAS, the Purchasers desire to exchange the Notes held by them for shares of Class D Redeemable Preferred Stock (the "Preferred Stock"), subject to the modifications described in the Certificate of Amendment to Certificate of Designation for the Preferred Stock set forth as Exhibit A hereto (the "Certificate of Amendment"); and

          WHEREAS, the Purchasers and the Company
desire to so modify the terms of the Preferred Stock;

          NOW, THEREFORE, in consideration of the
foregoing premises and other good and valuable consideration, the receipt of which is duly acknowledged, the parties hereto hereby agree as follows:

          1. The Company shall cause the Certificate of Amendment as set forth in Exhibit A annexed hereto to be filed with the Secretary of State of the State of Delaware.

          2. Immediately upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Purchasers shall exchange with the Company the Notes held by such Purchasers, having an aggregate principal amount at maturity of $21,333,333, for shares of Preferred Stock having an aggregate Stated Value of $21,106,780, such exchange to be evidenced by, among other things, the execution and delivery of cross-receipts in the form annexed hereto as Exhibit B and the deliveries contemplated thereby.

          3.   The Company agrees that it will resolve to
amend (the "Amendment") its Certificate of Incorporation, as described below, and will thereafter use its best efforts to obtain the requisite approval of the Amendment by its stockholders (the "Stockholder Approval") at a meeting of stockholders to be held as soon as practicable after the date hereof, so that the Company may cause the Amendment to be filed with the Secretary of State of the State of Delaware and to become effective. It shall be a condition to the effectiveness of this Agreement that Gary Winnick, Robert I. Weingarten and Palomba Weingarten, shall have delivered to the Purchasers proxies, in the form annexed
hereto as Exhibit C, in favor of the Amendment.   The Company
represents and warrants that the aggregate number of shares of Common Stock (as hereinafter defined), covered by the foregoing proxies represent approximately 36.4% of the outstanding shares of Common Stock as of the date hereof. The Amendment shall increase the authorized issuance of the common stock, par value $.01 per share (the "Common Stock"), of the Company, so that the Company shall have authorized a sufficient number of shares of Common Stock to be able to effect a redemption of all shares of Preferred Stock that are to be issued and outstanding upon the consummation of this Agreement.

          4.   Within 5 days of obtaining Stockholder
Approval, the Company shall cause the Amendment to be filed with the Secretary of State of the State of Delaware.

          5.   Subject to Sections 3 and 4 hereof, the
Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the redemption of the Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect a redemption of all shares of Preferred Stock that are issued and outstanding, and if at any time the number of authorized but unissued shares of Common
Stock shall not be sufficient to effect the redemption of all shares of Preferred Stock outstanding, the Company shall promptly seek such corporate action (including, without limitation, obtaining any requisite approval of its stockholders) as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
In the event of the consolidation or merger of the Company with another corporation where the Company is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise, of the surviving corporation to reserve and keep available sufficient number of shares of common stock or other securities or property to provide for the redemption of the Preferred Stock in accordance with the provisions of this Section 5.

          6.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York as applied to contracts made and to be performed within the State of New York, including Section 5-1401 of the General Obligations Law but otherwise without regard to principles of conflict of laws.

          7.   This Agreement may be executed in any
number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              THE AEGIS
CONSUMER FUNDING
       GROUP, INC.

                              By:

                                   Name:
                                   Title:

                              III FINANCE LTD.


                              By:

                                   Name: Kevin
Brandt
                                   Title: Director

                              THE HIGH RISK
OPPORTUNITIES HUB
        FUND LTD.


                              By:

                                   Name:  Kevin
Brandt
                                   Title: Director



























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